EXHIBIT-23.2






                    CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated September 27, 1993 (which includes explanatory paragraphs regarding the merger of Columbia Hospital Corporation and Galen Health Care, Inc. and a change in accounting for income taxes) on our audits of the supplemental consolidated financial statements and supplemental financial statement schedules of Columbia Healthcare Corporation as of December 31, 1992 and 1991 and for each of the three years in the period ended December 31, 1992, which report is included in Columbia Healthcare Corporation's Current Report on Form 8-K dated September 29, 1993. Additionally, we consent to the incorporation by reference of (i) our report dated October 20, 1992, except as to the information presented in Note 11, for which the date is November 13, 1992, (which report includes an explanatory paragraph regarding a change in accounting for income taxes) on our audits of the consolidated financial statements and financial statement schedules of Humana Inc. ("Galen Health Care, Inc.") as of August 31, 1992 and 1991 and for each of the three years in the period ended August 31, 1992, and (ii) our report dated October 20, 1992, except as to the information presented in Note 13, for which the date is November 13, 1992, (which report includes an explanatory paragraph regarding a change in accounting for income taxes) on our audits of the consolidated financial statements and financial statement schedules of the health plan operations of Humana Inc. ("Humana Health Plans") as of August 31, 1992 and 1991 and for each of the three years in the period ended August 31, 1992, which reports are included in Galen Health Care, Inc.'s General Form for Registration of Securities on Form 10 dated December 31, 1992 (File No. 1-11233) and Galen Health Care, Inc.'s Form 8, Amendment No 1 to General Form for Registration of Securities on Form 10 dated February 17, 1993.




COOPERS & LYBRAND
Louisville, Kentucky
February 11, 1994